HELIX
ENERGY SOLUTIONS



Raymond James 38th Annual Institutional Investors Conference

March 6, 2017

Navigating the present, focusing on the future.

Forward Looking Statements

This presentation contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any statements regarding our strategy; any statements regarding visibility and future utilization; any projections of financial items; any statements regarding future operations expenditures; any statements regarding the plans, strategies and objectives of management for future operations; any statements concerning developments; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors including but not limited to the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays; our ultimate ability to realize current backlog; employee management issues; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission ("SEC"), including the Company's most recently filed Annual Report on Form 10-K and in the Company's other filings with the SEC, which are available free of charge on the SEC's website at www.sec.gov. We assume no obligation and do not intend to update these forward-looking statements except as required by the securities laws.

Social Media

From time to time we provide information about Helix on Twitter (@Helix_ESG) and LinkedIn (www.linkedin.com/company/helix-energy-solutions-group).

Who We Are



Helix is a specialty deepwater service provider to the offshore energy industry, focusing on expanding our subsea infrastructure services in Well Intervention and Robotics.

Deepwater Subsea Services

Well Intervention

Entering a wellbore to initiate, enhance, restore or decommission production as part of the well's natural life cycle.

Robotics

Providing remotely operated vehicles (ROVs) to perform deepwater service tasks beyond the reach of dive crews.

Why focus on these disciplines?

- Low F&D cost for enhanced reserves
- Extended well life via intervention defers cessation of production and P&A liability
- P&A is regulatory driven; eventually, demand should increase over time and typically accelerates in downturns
- Demand for a more cost effective solution to rigs
- Robotics is essential for credible quality performance in deepwater operations

Well Intervention


HELIX
HELIX

Well Intervention Overview



Debris Cap
Tubing hanger
crown plugs
Spool Tree
High Pressure
Wellhead Housing
30"csg
20"csg
13-3/8"csg
9-5/8"csg
7" liner
Straddles or patches to repair tubular.
Subsurface safety valve/gas lift mandrel repair.
Wellbore gas lift unloading with Nitrogen.
Heavy duty fishing with simultaneous removal of fill.
Selective zonal isolation mechanical or chemical.
Milling or high pressure jetting to remove scale.
Wellbore cleanout, fill removal with long or reverse circulation.
Window cutting/casing exit & remedial sidetrack drilling
Milling and under reaming to remove wellbore scale.
Formation acidizing via matrix or fracture stimulation.
Re-perforating long sections.

Well Intervention Current Asset Base



Q4000



Intervention Riser Systems



Skandi Constructor (chartered vessel)[1]



Seawell



Q5000



Well Enhancer



Siem Helix 1[2] (chartered vessel)

Note: *H534* vessel sold in late December 2016

[1]Leaving fleet at the end of its charter period on March 31, 2017

[2]Arrived Brazil Q3 2016; undergoing vessel inspection and acceptance

Future Well Intervention Growth



HELIX

Q7000 **– Under Construction**



Intervention Riser Systems[1]



HELIX

Siem Helix 2 (chartered; estimated in service late 2017)

SUBSEA SERVICES ALLIANCE

Helix | Schlumberger

[1] Includes the industry's first purpose-built 15k system and 18¾" riserless system

Subsea Services Alliance

HELIX ENERGY SOLUTIONS

- Vessels-experienced crews
- Intervention systems
- WROV services for well operations

OneSubsea
A Schlumberger Company

- Tooling and interface solutions
- Tooling and interface management
- Subsea equipment solutions

Schlumberger

- Well intervention
- Pumping and stimulation
- Downhole measurements
- Integrated crews
- Emerging technology
- Project management

SUBSEA SERVICES ALLIANCE
Helix | Schlumberger

Robotics



Robotics Assets



52 Workclass ROVs

The backbone of the fleet, capable of performing a broad array of subsea construction and well intervention tasks



5 Trenchers

The key to pipeline installation in heavily trafficked waters



2 ROVDrills

Provide seabed composition intelligence for subsea construction and subsea mining operations

Chartered Vessel Fleet

- Currently three vessels active under long-term charter
- *Grand Canyon III* scheduled to enter the fleet in May 2017
- Spot vessels have historically been added and subtracted to the chartered vessel fleet as market demand requires



Grand Canyon I, II & III



Deep Cygnus

What Sets Helix Apart in Robotics



Oil & Gas



Renewable Energy



Subsea Mining



Specialty Services

- Helix charters its ROV support vessels, ensuring a modern fleet that can expand and contract based on regional requirements and market conditions
- A fleet of advanced vehicles, including several units custom built to our specifications
- An industry leader in subsea trenching
- Leading provider for trenching, cable burial and ROV support for offshore wind farm development
    - Current focus on export lines (field to shore)
    - Future opportunities in-field (inter-array cable installation)

Production Facilities



Production Facilities

Helix Producer I FPU (100%)

- Location: Phoenix Field (GOM)
- Production handling contract recently extended through June 2023


Helix Producer 1

Helix Fast Response System

- Retained fee contract to provide GOM spill response services, includes *Q4000, Helix Producer I* and well containment system
- Contract recently extended to March 2019, at lower rates

Independence Hub Semi (20%)

- Likely to be decommissioned

Production Facilities contributed $47 million in EBITDA in 2016

Key Financial Metrics



Debt & Liquidity Profile[1]



($ in millions)
$2,000
$1,500
$1,000
$500
$0
Debt 2
$1,200
$900
$600
$300
$0
Liquidity 3
$1,996
$1,773
$1,338
$1,067
$1,338
$946
$1,138
$592
$1,002
$565
$554
$76
$537
$61
$749
$255
$626
$269
12/31/2008 12/31/2009 12/31/2010 12/31/2011 12/31/2012 12/31/2013 12/31/2014 12/31/2015 12/31/2016
LT Debt
Net Debt
Liquidity

Liquidity of approximately $376 million at 12/31/2016

[1]Adjusted for new debt issuance cost accounting presentation, net of unamortized debt issuance costs (deferred financing costs)
[2]Net of unamortized debt discount under our Convertible Senior Notes due 2022 and Convertible Senior Notes due 2032. Net debt is calculated as total long-term debt less cash and cash equivalents
[3]Liquidity is calculated as the sum of cash and cash equivalents ($357 million) and available capacity under our revolving credit facility ($19 million of the $400 million facility based on TTM EBITDA as defined by the credit agreement)

Proforma[1] Debt & Liquidity Profile[2]



($ in millions)
Debt [3]
Liquidity [4]
$2,000
$1,500
$1,000
$500
$0
$1,200
$900
$600
$300
$0
$1,996
$1,773
$1,338
$1,067
$1,338
$946
$1,138
$592
$1,002
$565
$554
$76
$537
$61
$749
$255
$626
$50
12/31/2008
12/31/2009
12/31/2010
12/31/2011
12/31/2012
12/31/2013
12/31/2014
12/31/2015
12/31/2016
LT Debt
Net Debt
Liquidity

Proforma[1] Liquidity of approximately $595 million at 12/31/2016

[1]Proforma 12/31/2016 for equity offering completed in January 2017, with net proceeds of approximately $220 million
[2]Adjusted for new debt issuance cost accounting presentation, net of unamortized debt issuance costs (deferred financing costs)
[3]Net of unamortized debt discount under our Convertible Senior Notes due 2022 and Convertible Senior Notes due 2032. Net debt is calculated as total long-term debt less cash and cash equivalents
[4]Liquidity is calculated as the sum of cash and cash equivalents ($576 million) and available capacity under our revolving credit facility ($19 million of the $400 million facility based on TTM EBITDA as defined by the credit agreement)

Debt Instrument Profile

Total funded debt[1] of $657 million at end of Q4 2016

- $60 million Convertible Senior Notes due 2032 – 3.25%[2]
- $125 million Convertible Senior Notes due 2022 - 4.25%
- $192 million Term Loan – LIBOR + 4.50%
    - Annual amortization payments of 10%
- $83 million MARAD Debt – 4.93%
    - Semi-annual amortization payments
- $197 million Q5000 Loan – LIBOR + 2.50%[3]
    - Annual amortization payments of 14% over 5 years with a final balloon payment


Debt Instrument Profile at 12/31/2016
Principal Payment Schedule
($ in millions)
$400
$300
$200
$100
$0
$68
$269
$43
$96
$7
$174
2017
2018
2019
2020
2021
2022-2027
Term Loan
CSN 2032
MARAD
Q5000 Loan
CSN 2022

[1] Excludes unamortized debt discount and debt issuance costs
[2] Stated maturity 2032. First put/call date March 2018
[3] We have fixed through April 2020 the LIBOR interest rate on 75% of the Q5000 Loan debt at 1.51% utilizing interest rate swaps

2017 Outlook


GRAND CANYON

2017 Outlook: Forecast

($ in millions)	2017 Outlook	2016 Actual
REVENUES	~ 575	$ 488
EBITDA[1]	~ 120-140	90
CAPEX	~ 200	189
Revenue Split:		
Well Intervention	$ 390	$ 294
Robotics	150	161
Production Facilities	65	72
Elimination	(30)	(39)
Total	**~ 575**	**$ 488**

Key forecast assumptions:

- *Siem Helix 1* start-up in late Q1 2017
- *Siem Helix 2* start-up in mid-Q4 2017
- Increased North Sea well intervention activities
- Robotics activity continues to be depressed
- Improved operational efficiency for *Q5000*

[1]EBITDA is a non-GAAP measure. See non-GAAP reconciliation on slide 27.

2017 Outlook: Well Intervention

- Total backlog as of December 31, 2016 was approximately $1.9 billion
- The *Q4000* has high utilization forecasted for 2017; vessel estimated to be out of service for approximately 45 days, starting late first quarter, to carry out ABS regulatory dry dock; the estimated 45 day dry dock could vary significantly based on actual observations when vessel enters dry dock
- The *Q5000* is under contract for BP; high utilization forecasted for 2017
- IRS #1 is actively marketed as a rental unit; short term project in Q1 2017
- Completion of 15K IRS system and ROAM second half of 2017
- The *Seawell* commenced operations in early February with committed intervention projects until mid-November; all work is expected to require diving support
- The *Well Enhancer* began 2017 idle; operations commenced early February with committed work until August; high utilization is forecasted through mid-November
- *Skandi Constructor* idle; charter expires at the end of Q1 2017
- *Siem Helix 1* expected to be placed in service in late Q1 2017, subject to Petrobras acceptance testing
- *Siem Helix 2* topside equipment installation scheduled to begin in Q1 2017; contract revenues estimated to start in Q4 2017

2017 Outlook: Robotics

- Utilization for our Robotics fleet will be challenging in 2017, much like 2016
- Seasonal factors will continue to significantly impact utilization during the winter months; expected improvement in utilization from late spring through late fall of 2017
- Chartered vessel fleet is scheduled to increase with the delivery of the *Grand Canyon III* in Q2 2017
- Trenching work days in 2017 are expected to increase compared to 2016; renewables trenching market is expected to cycle up in 2017 with continued improvement through 2018

2017 Outlook: Capital Expenditures

2017 Capital Expenditures[1] is currently forecasted at approximately $200 million, consisting of the following:

- Growth Capex - $185 million in growth capital, primarily for newbuilds currently underway, including:
  - $90 million for *Q7000*
  - $75 million for *Siem Helix 1* and *Siem Helix 2*
  - $20 million for intervention systems
- Maintenance Capex - $15 million for vessel maintenance and intervention system maintenance, including:
  - $10 million for Q4000 and other dry dock
  - $5 million for intervention systems

[1]Capital expenditures excludes approximately $27 million of deferred mobilization costs for *Siem Helix 1* and *Siem Helix 2* in 2017. Deferred mobilization costs for *Siem Helix 1* were approximately $32 million in 2016.

2017 Outlook

Balance Sheet

- In Q1 2017 we received net proceeds of approximately $220 million associated with the public offering of approximately 26.5 million shares of our common stock; proceeds will be used for general corporate purposes, which may include debt repayment
- Our total funded debt level is scheduled to decrease by $68 million ($657 million at 12/31/16 to $589 million at 12/31/17) as a result of scheduled principal repayments; the senior portion of our debt at year-end 2016 was $460 million and is scheduled to decrease to $428 million at year-end 2017

Non-GAAP Reconciliation



Non-GAAP Reconciliation

($ in millions)	Twelve Months Ended 12/31/2016
Net loss	$ (81)
Adjustments:	
Income tax benefit	(12)
Net interest expense	31
Loss on repurchase of long-term debt	4
Other income, net	(4)
Depreciation and amortization	114
Goodwill impairment	45
Non-cash loss on equity investment	2
EBITDA	$ 99
Adjustments:	
Gain on disposition of asset, net	(1)
Cash settlements of ineffective foreign currency exchange contracts	(8)
Adjusted EBITDA	$ 90

We define EBITDA as earnings before income taxes, net interest expense, loss on repurchase of long-term debt, net other income or expense, and depreciation and amortization expense. Non-cash goodwill impairment charge and non-cash loss on equity investment are also added back if applicable. To arrive at our measure of Adjusted EBITDA, we exclude gain on disposition of assets. In addition, we include realized losses from the cash settlements of our ineffective foreign currency exchange contracts, which are excluded from EBITDA as a component of net other income and expense. We use EBITDA to monitor and facilitate external comparison of our business results to those of others in our industry, to analyze and evaluate financial strategic planning decisions regarding future investments and acquisitions, to plan and evaluate operating budgets, and in certain cases, to report our results to the holders of our debt as required by our debt covenants. We believe that our measure of EBITDA provides useful information to the public regarding our ability to service debt and fund capital expenditures and may help our investors understand our operating performance and compare our results to other companies that have different financing, capital and tax structures. Other companies may calculate their measures of EBITDA and Adjusted EBITDA differently from the way we do, which may limit their usefulness as comparative measures. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for, but instead are supplemental to, income from operations, net income or other income data prepared in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions that are excluded from these measures.

HELIX
ENERGY SOLUTIONS

HLX Listed NYSE®
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